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                                                                     EXHIBIT 3.2

                                  BY-LAWS OF

                               PARSEC SIGHT/SOUND

            ARTICLE I - NAME AND REGISTERED OFFICE OF CORPORATION
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     Section 1.1.  Name. The name of the Corporation is Parsec Sight/Sound, Inc.
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     Section 1.2. Registered Office. The registered office of the Corporation
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shall be at such location as is stated in the Articles of Incorporation and any amendments thereto. The Corporation shall maintain a principal place of business at such location as the Board of Directors shall determine.

                    ARTICLE II - MEETINGS OF SHAREHOLDERS
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     Section 2.1. Place of Meetings. All meetings of the shareholders shall be
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held in the registered office of the Corporation or at such other place as the
Board of Directors shall determine.

     Section 2.2. Annual Meetings. The annual meeting of the shareholders shall
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be on the third Friday in August at 10:00 A.M., local time or at such other date and time as the Board of Directors shall determine. If said date is a state or national legal holiday, then the annual meeting hall be held on the next business day.

     Section 2.3.  Special Meetings. Special Meetings of the shareholders may be
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called by the Board of Directors, the Chief Executive Officer, the Chairman of
the Board or shareholders holding at least twenty (20%) percent of the outstanding shares of stock of the Corporation.

     Section 2.4. Notice. Notice of each meeting shall be given by the
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Secretary, or other person authorized by the Chief Executive Officer or the
Chairman of the Board, by sending a written notice of the meeting at least ten
(10) days before the time of the meeting to each shareholder to his last known address.

     Section 2.5.  Action By Partial Written Consent.  Any action required or
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permitted to be taken at a meeting of the shareholders may be taken without a meeting upon the written consent of shareholders who would have been entitled to cast the minimum number of votes that would be necessary to authorize the action at a meeting at which all shareholders entitled to vote thereon were present and voting. Each such consent shall be filed with the Secretary.

                      ARTICLE III - BOARD OF DIRECTORS
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     Section 3.1. Number and Election. There shall be no less than one (1) nor
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more than fifteen (15) Directors of the Corporation all of whom shall be elected by the shareholders. The term of each Director shall cease when his successor is elected by the shareholders.


     Section 3.2. Meetings. Meetings (including special meetings) of the Board
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of Directors maybe called by the Chief Executive Officer, the Chairman of the
Board, or at least forty, percent (40%) of the Directors on one (1) day's written notice to each Director.

     Section 3.3. Majority Vote. The acts of a majority of the Directors taken
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at a duly called meeting of the Board of Directors shall be the act, of the
Board of Directors.

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     Section 3.4. Vacancies. Vacancies in the Board of Directors shall be filled
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only by election by the shareholders.

     Section 3.5. Telephone Conference Meetings. One or more Directors may, with
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the consent of the Chief Executive Office, or the Chairman of the Board,
participate in a meeting of the Board of Directors by means of conference telephone or similar communications equipment if all persons participating in the meeting can hear each other. In the event a meeting is called upon less than five (5) days' notice, each Director shall have the right to participate in such meeting by such means and subject to such conditions.

                           ARTICLE IV  - COMMITTEES
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     Section 4.1. Committees. The Board of Directors may appoint such standing
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or temporary committees, composed of at least two (2) Directors, as the Board of
Directors shall determine from time to time to be necessary or convenient to the management of the Corporation. Vacancies in any committee shall be filled only by the Board of Directors. Each committee shall keep regular minutes of its proceedings and report such proceedings periodically to the Board of Directors.

                         ARTICLE V  - SHARES OF STOCK
                         ----------------------------

     Section 5.1. Form of Certificates. Certificates presenting shares of stock
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of the Cooperation shall be in the form approved by the Board of Directors. All certificates for shares shall be signed, unless otherwise directed by the Board of Directors by (i) the Chief Executive Officer or, the Chairman of the Board; and (ii) by the Secretary or Treasurer.

     Section 5.2.  Lost Certificate. The holder of any shares of stock of the
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Corporation shall notify the Corporation of any loss, destruction or  mutilation of any certificate therefor, and the Board of Directors may, in its discretion, cause to be issued to him a new certificate or certificates.

     Section 5.3.  Transfer Restriction
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          (a) Except to the extent otherwise provided in these By-Laws or in a separate written agreement by and among the Corporation and one or more of its shareholders, no shareholder shall sell, transfer, exchange, assign, gift, bequeath, pledge or otherwise dispose of or encumber (collectively and separately, "transfer") all or any of such shareholder's shares of stock of the Corporation, unless he shall have first obtained the approval of the Board of Directors or shall have complied with the provisions of Sections 5.3(b) or 5.3(c) below.

          (b) Any shareholder desiring to sell all or any part of his shares of stock of the Corporation shall first offer, in a writing sent by certified mail, return receipt requested, to the Chairman of the Board and to the Chief Executive Officer of the Corporation, to sell said shares to the Corporation, or its assignee, at the same price and upon the same terms and conditions offered to him bona fide by any other person. Said offer shall remain open for a period of thirty (30) days from the date of mailing (the "Offering Period"). Closing of the purchase and sale of said shares shall occur within thirty (30) days after expiration of the Offering Period. If the Corporation, or its assignee, rejects or fails to accept said offer within the Offering Period, then the selling shareholder shall have the right to sell said shares to any person whomever offering the same terms and conditions as aforesaid for a period of sixty (60) days after the expiration of the Offering Period. If said shares are not sold within such sixty (60) day period, the shares may not be sold or transferred without again complying with all of the terms and conditions of this Section 5.3.

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          (c) Any shareholder who is a natural person shall have the right to transfer shares of stock of the Corporation to (i) the shareholder's spouse;
(ii) the shareholder's lineal descendant(s); or (iii) a trust, partnership or other legal entity owned and controlled entirely by the shareholder, the shareholder's spouse, and/or the shareholder's lineal descendant(s).

          (d) Any transfer of shares, voluntarily or involuntarily, in violation of this Section 5.3 shall not be recorded upon the books of the Corporation and the purchaser, assignee, transferee or holder shall not be a shareholder of the Corporation and shall have no rights or privileges of a shareholder of the Corporation.

          (e) A reference to the provisions of this Section 5.3 shall be printed on the face or on the reverse side of the certificate or certificates representing the shares of stock of the Corporation.

         (f) As used herein, "shares" shall include shares of stock of the Corporation and rights, such as warrants or options, to acquire shares of stock of the Corporation.

                            ARTICLE VI  - OFFICERS
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     Section 6.1. Designation. The officers of the Corporation shall consist of
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a Chairman of the Board, a Chief Executive Officer, a President, a Chief
Technology Officer, one or more Vice Presidents of such rank as the Board of Directors shall from time to time determine, a Secretary, a Treasurer, and such other officers as the Board of Directors shall from time to time determine.

     Section 6.2. Election and Vacancies. The officers of the Corporation shall
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be elected by the Board of Directors. Any vacancies occurring in offices shall be filled only by the Board of Directors.

     Section 6.3. Chairman of the Board. The Chairman of the Board shall preside
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at all meetings of the shareholders and of the Board of Directors, except as otherwise provided by law or by these By-Laws. He shall act in an advisory capacity to the Board of Directors on matters of importance to the Corporation, including without limitation the development of Corporation policies and business plans. He shall perform such other duties as shall be assigned to him by the Board of Directors.

     Section 6.4. Chief Executive Officer. The Chief Executive Officer shall be
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the head of the Corporation and, during the recess of the Board of Directors, shall have the general control and management of its business and affairs, subject, however, to the regulation of the Board of Directors. In the absence of the Chairman of the Board, he shall have the power and may perform the duties of the Chairman of the Board. He shall perform such other duties as shall be assigned to him by the Board of Directors or by the Chairman of the Board.

     Section 6.5. President. The President shall be the chief operating officer
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of the Corporation and shall manage the day to day business of the corporation, subject, however, to the regulation of the Board of Directors and the Chief Executive Officer. In the absence of the Chief Executive Officer, he shall have the power and may perform the duties of the Chief Executive Officer. He shall perform such other duties as shall be assigned to him by the Board of Directors, by the Chairman of the Board, or by the Chief Executive Officer.

     Section 6.6.  Chief Technology Officer. The Chief Technology Officer shall
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perform such duties as shall be assigned to him by the Board of Directors, by the Chairman of the Board, or by the Chief Executive Officer.

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     Section 6.7. Vice President(s). The Vice President(s) shall perform such
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duties as shall be assigned to them by the Board of Directors, by the Chairman of the Board, by the Chief Executive Officer or by such one or more officers as shall be authorized by the Board of Directors to assign duties to them.

     Section 6.8. Secretary. The Secretary shall keep the minutes of the
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meetings of the Board of Directors and all committees thereof, and the minutes of the meetings of the shareholders. He shall see that due and proper notice is given of all meetings of the shareholders and of the Board of Directors. He shall have custody of and affix the seal of the Corporation, if any, to all certificates of stock and to such other papers and documents when directed to do so by the Chairman of the Board, the Chief Executive Officer, the President or any Vice President. He shall perform such duties as shall be assigned to him by the Board of Directors, by the Chairman of the Board, by the Chief Executive Officer or by such one or more officers as shall be authorized by the Board of Directors to assign duties to him. In case of his inability to act, a Secretary pro tem, who shall have the authority to exercise like powers and perform the duties of a Secretary, may be appointed by the Board of Directors, the Chairman of the Board or the Chief Executive Officer.

     Section 6.9. Treasurer. The Treasurer shall have the care and custody of
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the funds and securities of the Corporation, and shall keep full and accurate accounts of the receipts and expenditures of all Corporation funds in books belonging to the Corporation, and shall deposit all moneys and valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. He shall disburse the funds of the Corporation by order of the Board of Directors, take proper vouchers for such disbursements, and shall render to the President and Board of Directors, at the annual meeting of the Board, or whenever it may be required, an account of all of his transactions as Treasurer, and the financial condition of the Corporation. He shall perform such other duties as shall be assigned to him by the Board of Directors, by the Chairman of the Board, by the Chief Executive Officer or by such one or more officers as shall be authorized by the Board of Directors to assign duties to him.

                    ARTICLE VII  - LIABILITY OF DIRECTORS
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     Section 7.1. Liability of Directors. Except for responsibility or liability
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of a Director pursuant to any criminal statute or for failure to pay taxes pursuant to local, state or Federal law, a Director of the Corporation shall be not be personally liable for monetary damages for any action taken or any failure to take any action unless (a) such Director has breached or failed to perform his fiduciary duties as provided in Section 7.2 hereof; and (b) the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness.

     Section 7.2. Director's Fiduciary Duties. A Director of the Corporation
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shall stand in a fiduciary relation to the Corporation and shall perform his duties as a Director (including duties as a member of any committee of the Board) in accordance with the standards set forth in Section 512(a) of the Associations Code, 15 Pa. C.S.A. (S)512(a), as the same may be amended from time to time.

          ARTICLE VIII   - Indemnification of officers and directors
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     Section 8.1. Right to Indemnification. In the event a representative was,
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is or is threatened to be made a party to any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative, because he is or was a representative of the Corporation or because he is or was serving at the request of the Corporation as a representative of another domestic or foreign corporation for profit or not-for-profit, partnership, joint venture, trust employee benefit plan or otherwise enterprise, the Corporation
(a) shall indemnify the representative if he has been successful on the merits or otherwise in defense of any such action or proceeding or in defense of any claim, issue or matter therein, against expenses (including attorneys'

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fees) actually and reasonably incurred by him in connection therewith; (b) may indemnify a representative against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action or proceeding even if he has not been successful on the merits in other than a derivative suit, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation (and, in the case of a criminal proceeding, had no reason to believe his conduct was unlawful); and (c) may indemnify a representative for expenses (including attorneys' fees) actually and reasonably incurred by him in defense or settlement of an action by or in the right of the Corporation (derivative suit) even if he is unsuccessful on the merits, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and is not adjudged to be liable for willful misconduct or recklessness in the performance of his duty to the Corporation.

     Section 8.2. Required Determination. Any indemnification under Section 8.1
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(unless ordered by a Court) shall be made by the Corporation only upon a determination that the indemnification of the representative is proper in the circumstances because he has met the applicable standard of conduct set forth in
Section 8.1. Such determination shall be made (a) by the Board of Directors by a majority vote of a quorum consisting of Directors who were not parties to such action or proceeding; (b) if such a quorum is not obtainable, or, even if obtainable if such a quorum so directs, by independent legal counsel in a written opinion; or (c) by the shareholders.

     Section 8.3.  Advances for Expenses. Expenses (including attorneys' fees)
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incurred by or imposed upon a representative in defending any civil action or proceeding under Section 8.1 above may be paid by the Corporation in advance of the final disposition of such action or proceeding upon receipt of an undertaking by or on behalf of the representative to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in this Article.

     Section 8.4.  Nonexclusivity and Nonduplication. The indemnification and
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advancement of expenses provided by this Article shall not be deemed exclusive of any other rights to which any person seeking indemnification or advancement of expenses may be entitled under any other bylaw, agreement, vote of shareholders or disinterested Directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office. Notwithstanding any other provisions set forth in this Article, the indemnification authorized and provided hereby shall be applicable only to the extent that any such indemnification shall not duplicate indemnity or reimbursement which such person has received or shall receive otherwise than under this Article.

     Section 8.5. Preservation of Rights. No amendment or repeal of this Article
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shall adversely affect any right or protection extended to a representative hereunder for an act or failure to act occurring prior to the time of such amendment or repeal. Each representative shall be deemed to act in such capacity in reliance upon the rights of indemnification and advancement of expenses hereunder. The rights to indemnification and advancement of expenses hereunder shall continue as to a person who has ceased to be a representative and shall inure to the benefit of the heirs and personal representatives of such person.

     Section 8.6. Insurance or Other Funding. The Corporation may create a fund
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of any nature which may, but need be, under the control of a trustee, or otherwise secure or insure in any manner its indemnification obligations, whether arising hereunder or otherwise. The Corporation may purchase and maintain insurance on behalf of any person who is or was a representative of the Corporation or is or was serving at the request of the Corporation as a representative of another domestic or foreign corporation for profit or not-for-profit, partnership, joint venture, employee benefit plan, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article or otherwise, upon such terms and conditions as the Corporation may deem requisite.

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     Section 8.7.  Definitions. As used in this Article, references to the
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"Corporation" include all constituent corporations in a consolidation, merger or division, as well as the surviving or new corporations surviving or resulting therefrom, so that any person who is or was a representative of such a constituent, surviving or new corporation, or is or was serving at the request of such constituent, surviving or new corporation as a representative of another domestic or foreign corporation for profit or not-for-profit, partnership, joint venture, employee benefit plan, trust or other enterprise, shall stand in the same position under the provisions of this Article with respect to the surviving or new corporation as he would if he had served the surviving or new corporation in the same capacity. As used herein, references to a "representative" shall include without limitation any Director, officer, employee or agent.

                 ARTICLE IX - INTERESTED PARTY TRANSACTIONS
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     Section 9.1.  Transactions with Directors and Officers. No contract or
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transaction between the Corporation and one or more of its Directors or officers or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of its Directors or officers are directors or officers or have a financial interest, shall be void or voidable solely for such reason, or solely because the Director or officer is present at or participates in the meeting of the Board of Directors which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose, if: (a) the material facts as to the relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors and the Board in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested Directors even though the disinterested Directors are less than a quorum; (b) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the shareholders entitled to vote thereon, if any, and the contract or transaction is specifically approved in good faith by vote of such shareholders; or (c) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified by the Board of Directors or the shareholders. Common or interested Directors may be counted in determining the presence of a quorum at a meeting of the Board which authorizes a contract or transaction specified above.

                            ARTICLE X - AMENDMENTS
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     Section 10.1. Amendments. These By-Laws may be altered, amended, or added
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to by the affirmative vote of the majority of the issued and outstanding shares of stock of the Corporation.

                          ARTICLE XI - MISCELLANEOUS
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     Section 11.1. Ratification. Any transaction questioned in any shareholders'
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derivative suit on the ground of lack of authority, defective or irregular execution, adverse interest of a Director, officer or shareholder, nondisclosure, miscomputation, or the application of improper principles or practices of accounting may be ratified before or after judgment, by the Board of Directors or by the shareholders in case less than a quorum of Directors is qualified, and, if so ratified, shall have the same force and effect as if the questioned transaction had been originally duly authorized, and said ratification shall be binding upon the Corporation and its shareholders, and shall constitute a bar to any claim or execution of any judgment in respect of such questioned transaction.

     Section 11.2. Fiscal Year. The fiscal year of the Corporation shall begin
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on January 1 and end on December 31 of each year.

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     Section 11.3.  Name and Gender.  Whenever used herein, the singular shall
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include the plural, the plural the singular, and the use of any gender shall be applicable to all genders.

                             ARTICLE XII   -  SEAL
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     Section 12.1.  Seal. If required by the Board of Directors, the Corporation
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shall have a seal containing the name of the Corporation, its year of incorporation and a statement that it is a Pennsylvania business corporation.

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